April 17, 1997


VIA EDGAR

Securities and Exchange Commission
Division of Investment Management
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549


Re:      AAL Variable Annuity Account I (the "Registrant")
         1933 Act Registration No. 33-82054
         1940 Act File No. 811-8660
         CIK #0000927649
         Post-Effective Amendment No. 3 to Form N-4
         Filed in Accordance with Rules 485(b) and 497(j)

Ladies and Gentlemen:

This letter relates to the Registrant's filing, pursuant to Rule 485(b) under the Securities Act of 1933 (the "1933 Act"), of Post-Effective Amendment No. 3 under the 1933 Act and Amendment No. 4 under the Investment Company Act of 1940 (the "Amendment") to its Registration Statement on Form N-4 (the "Registration Statement"). As legal counsel to the Registrant, we assisted in the preparation of the Amendment and we certify that the Amendment does not contain any disclosures that would render it ineligible to become effective automatically on May 1, 1997 pursuant to Rule 485(b) under the 1933 Act.

Please direct any questions or comments regarding this filing to the undersigned at (414)277-5309.

Sincerely yours,

/s/ Quarles & Brady
Quarles & Brady

Fredrick G. Lautz